Exhibit 10.27.2
                          AMENDMENT NO. 3
                                TO
                       EMPLOYMENT AGREEMENT


     This Amendment No. 3 to Employment Agreement is made as of the 31st day of October, 1998, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Kenneth C. Budde (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of August 1, 1995 as amended by Amendment No. 1 to Employment Agreement dated as of January 1, 1997 and Amendment No. 2 dated as of May 1, 1998 (as amended, the "Employment Agreement"); and

     WHEREAS, the Company and the Employee have agreed to a change in the bonus for which the Employee is eligible, effective November 1, 1997, effective November 1, 1998, as set forth herein.

     NOW THEREFORE, the Company and the Employee agree as follows:

     SECTION 1. Except as expressly amended herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect.

     SECTION 2. Article II, Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          2. BONUS. (a) Beginning November 1, 1997, the Employee shall be eligible to receive an annual incentive bonus ("Bonus") determined as provided below. The maximum bonus for which the Employee shall be eligible ("Maximum Bonus") shall be determined in accordance with the Company's Executive Maximum Bonus Calculation Statement attached as Exhibit A hereto. For purposes of such calculation, the Employee's Maximum Bonus shall be:

                    *   $0 at the Below Threshold level
                    *   $45,000 at the Threshold level
                    *   $200,000 at the Target level
                    *   $270,000 at the Outstanding level

          (b) The percentage of the Maximum Bonus that the Employee shall be eligible to receive shall be based upon two factors:

          (i) 75% of the Maximum Bonus will be awarded based on earnings per share growth; and

          (ii) 25% of the Maximum Bonus will be awarded based on the attainment of other objectives that will be established by the Chief Executive Officer and the President.

          (c) The Bonus shall be paid in cash no later than 30 days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.

          (d) With respect to Fiscal Years prior to the Fiscal Year ending October 31, 1998, the Employee's Bonus shall be as set forth in the employment agreement in effect for the relevant period.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.





                                   STEWART ENTERPRISES, INC.


                                   By: /s/ JAMES W. MCFARLAND
                                       -----------------------
                                           James W. McFarland
                                   Compensation Committee Chairman


                                   EMPLOYEE:

                                       /s/ KENNETH C. BUDDE
                                      -----------------------
                                           Kenneth C. Budde